PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Myrient, Inc.
Restated Consolidated Balance Sheet
February 28, 2003
(Unaudited)

ASSETS

Current assets:
Cash	970
Accounts receivable, net of allowance for doubtful accounts of
approximately $105,899	$ 8,954

Total current assets	8,954

Property and equipment, net of accumulated depreciation of $242,793	41,846
Deposits and other assets	16,036

Total assets	$ 67,806

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$ 3,927,451
Line of credit borrowings	500,000
Current portion of notes payable	6,723,735
Convertible note payable	875,000
Accrued payroll and related liabilities	1,658,827
Accrued interest payable	1,756,227
Current portion of capital lease obligations	116,929

Total current liabilities	15,558,169

Related party loans and notes payable	6,135,964

Total liabilities	21,694,133

Stockholders' deficit:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, no shares issued and outstanding --
Common stock, $0.01 par value; 75,000,000 shares authorized, 71,990,904
shares issued and outstanding	71,990
Additional paid-in capital	18,594,836
Subscription Receivable	(30,000)
Accumulated deficit	(40,263,153)

Total stockholders' deficit	(21,626,327)

Total liabilities and stockholders' deficit	$ 67,806

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS